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                                                                     Exhibit 23

                             ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in the Registration Statement of H. J. Heinz Company Employees Retirement and Savings Plan on Form S-8 (File No. 2-51719) of our report dated June 22, 1995 on our audits of the financial statements of the H. J. Heinz Company Employees Retirement and Savings Plan as of December 31, 1994 and 1993 and for the years then ended, which report is included in this Annual Report on Form 11-K.

                                                    /s/ COOPERS & LYBRAND L.L.P.

Pittsburgh, Pennsylvania
June 22, 1995